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                                                                 EXHIBIT (10.12)




                              RETIREMENT AGREEMENT

                  THIS AGREEMENT (this "Agreement") is made and entered into as of this 28th day of January, 2002, by and between BADGER METER, INC., a corporation organized and existing under the laws of the State of Wisconsin ("Company"), and ROBERT D. BELAN, an individual resident of the State of Wisconsin ("Belan"):

                                   WITNESSETH:

                  WHEREAS, Belan has been employed by the Company and currently holds the position of Executive Vice President; and

                  WHEREAS, Belan desires to continue in the employ of the Company, but to retire from employment with the Company on September 30, 2002 (the "Retirement Date"); and

                  WHEREAS, Belan and the Company are currently parties to a certain Key Executive Employment and Severance Agreement, dated as of August 16, 1999 (the "KEEP"); and

                  WHEREAS, Belan is willing to continue as an Executive Vice President of the Company until the Retirement Date, and to agree not to compete with the Company for the period set forth below.

                  NOW, THEREFORE, in consideration for the mutual promises contained herein, the parties, intending to be legally bound, agree as follows:

1. Employment Until Retirement Date; Duties. During the period from the date of this Agreement until the Retirement Date (the "Employment Period"), Belan shall be employed by the Company as an Executive Vice President and shall perform such duties as the Company's Board of Directors ("Board") and/or President may reasonably assign to him from time to time. Without limiting the generality of the foregoing, Belan shall generally assist in the smooth and orderly transition of: (i) his current duties and responsibilities to the appropriate individuals within the Company and (ii) Company customer and vendor relationships to the appropriate individuals within the Company. Belan shall report directly to the Company's President. Belan will continue to be a member of the Company's Executive Committee.

2. Compensation and Benefits During the Employment Period. During the Employment Period, Belan shall be entitled to receive the following compensation and other benefits:

         (a) Belan's base salary shall be at an annual rate identical to his current base salary of $285,000.

         (b) Belan shall be entitled to participate in the Company's Long-Term Management Incentive Plan ("LTIP") in the same manner as other Company officers. Belan shall be entitled to participate in the Company's short-term incentive plan (maximum potential of 60% of annual base salary) in the same manner as other Company officers, except that any amount Belan may be entitled to receive under the short-term incentive plan shall be equitably prorated based upon that portion of calendar year 2002 that Belan is actually employed by the Company.

         (c) Belan shall continue to be eligible to participate in any Company health insurance plan that is made available by the Company to its officers generally.

         (d) Belan shall continue to be eligible to participate in any Company pension, retirement or similar plan made available by the Company to its officers generally; provided, however, that Belan shall not be entitled to receive any additional stock options under any Company stock option plan.

         (e) Belan shall continue to receive Company-paid term life insurance under the Company's current group term life insurance plan in a face amount equal to $427,500, which is 150% of Belan's annual base salary.



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         (f) Belan shall continue to be eligible for long-term disability insurance coverage, pursuant to which the benefits, paid on a monthly basis, would be in an amount equal to sixty percent (60%) of Belan's monthly base salary, provided that Belan continues to pay the premiums associated with such long-term disability insurance coverage.

         (g) Belan shall be entitled to receive such number of weeks of vacation (equitably adjusted for the period of employment) consistent with the number of weeks of vacation that Belan was entitled to during the calendar year 2001; provided, however, that Belan shall use all of his earned vacation prior to the Retirement Date.

         (h) Belan shall be entitled to continue to use and occupy his current office.

         (i) Belan's KEEP shall remain in full force and effect, although the KEEP shall automatically terminate in accordance with its terms and without the need for any action on the part of any party on October 1, 2002, since Belan will on that date no longer be an employee of the Company. In the event that a Change of Control (as that term is defined in the KEEP) occurs on or before September 30, 2002, the terms and conditions of such KEEP shall govern the parties hereto, and shall supercede any conflicting or contradictory provision contained herein.

         (j) Belan shall be entitled to reimbursement in accordance with the then prevailing Company policy for any reasonable and necessary business expenses incurred by him in connection with the performance of his duties hereunder upon submission of appropriate documentation.

         (k) Belan will continue to participate in the Company's Officers' Voting Trust on terms consistent with those made available to other officers of the Company.

3. Benefits After Retirement Date. After the Retirement Date, Belan shall be entitled to receive the following benefits from the Company:

         (a) Belan will be eligible to participate in the Company's retiree health plan (including prescription drugs) until he is eligible for Medicare coverage (currently at age 65) and thereafter in the Company's health plan for retirees on Medicare and over age 65, subject to the same terms and conditions applicable to other participants generally. Belan's spouse will similarly be eligible to participate in such Company health plan until she is eligible for Medicare coverage and thereafter as the current spouse (including surviving spouse) of an eligible retiree over age 65, subject to the same terms and conditions applicable to other participants generally. To the extent consistent with law, the Company, upon reasonable request or as required, will confirm the health plan coverage available to Belan and/or his spouse to any third party, including without limitation, any health care provider or third party administrator. If other group health coverage is available to Belan or his spouse, then Belan and/or his spouse, as the case may be , will not be eligible to participate in the Company's retiree health plan. As a retiree, Belan and his current spouse will receive credit for eighteen (18) years of service, which will partially offset the premiums required to be paid by retirees under such retiree health plan.

         (b) The Company will pay to Belan (or his beneficiary) a non-qualified supplemental retirement benefit in an amount which is designed to place Belan in the same position that he would be in if he had an additional five (5) years of credited service under the Company's defined benefit pension plan ("Pension Plan"), at the same compensation as that earned in 2001.

         (c) In addition to the non-qualified supplemental retirement benefit provided under (b) above, the Company shall also pay Belan (or his beneficiary) an additional non-qualified supplemental retirement benefit of $1,187.50 per month for the 10-year period commencing October 1, 2002, and ending on September 30, 2012.

         (d) On and after the Retirement Date, Belan will no longer be entitled to participate in the Company's group term life insurance program, but may, subject to the terms and conditions of the then existing group term life insurance policy, convert his pre-Retirement Date life insurance coverage to individual coverage.

         (e) Belan shall be entitled to exercise his rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") to continue dental insurance coverage after the Retirement Date upon payment of the required premiums and compliance with the provisions of COBRA.

         (f) Belan shall have the same right that has been made available to other retired Company officers under the Company's Officers' Voting Trust to pay off any outstanding loans from the Company as of the Retirement Date over a three (3) year period.



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         (g) Belan shall continue to enjoy all of his vested rights under one or more Company Plans as provided in Paragraph 5 hereof.

4. Material Breach By Belan; Consequences. In the event Belan breaches this Agreement in a material way and such material breach continues, after written notice from the Company to Belan and a reasonable opportunity for him to cure, then the Company shall have the right to terminate this Agreement upon written notice to Belan and Belan shall not be entitled to any compensation under this Agreement from and after such date of termination. Under all other circumstances, the compensation and fringe benefits payable to Belan hereunder shall be paid, except that the compensation and fringe benefits payable to Belan pursuant to Paragraph 2 above shall terminate upon his death.

5. Other Benefits. Nothing in this Agreement shall affect the rights of Belan or the Company under any profit-sharing plan, pension plan, insurance plan or other benefit plan of the Company (individually a "Plan" and collectively "Plans") in which Belan participates or receives benefits, or under the KEEP; provided, however, that Belan's participation in the Company's employee deferred compensation program, in the LTIP or in any other Plan as an employee shall cease as of the Retirement Date. On the Retirement Date, all outstanding stock options granted by the Company to Belan under one or more Company stock option plans and held by Belan on that date shall fully vest. Belan shall be entitled to exercise all outstanding stock options in effect as of the Retirement Date and granted to him under one or more Company stock option plans at any time, or from time to time, through September 30, 2004; provided, however, that Belan's exercise of any such stock option is subject in all cases to the express terms of any governing Company stock option plan and applicable stock option agreement.

6. No Assignment of Benefits. Unless ordered by a court of competent jurisdiction, Belan shall have no right to assign or transfer the right to receive any benefits hereunder, and in the event of any attempted assignment or transfer, whether voluntary or involuntary, other than pursuant to an order of a court of competent jurisdiction, the Company shall have no further liability hereunder.

7. Taxes. The Company shall deduct from all payments made hereunder any applicable federal, state, or local taxes required by law to be withheld from such payments.

8. Covenant Not To Compete.

         (a) Belan covenants and agrees that during the Employment Period and for a period of two (2) years thereafter, neither he nor any of his affiliates (including, but not limited to, any corporation (other than the Company), partnership, limited liability company, firm or other entity in which he or they own in the aggregate two percent (2%) or more of any class of equity securities) will:

                  (i) Directly or indirectly engage in, continue or carry on the business of the design, manufacture and/or sale of flow measurement and control products, including, but not limited to, water meters and associated systems, wastewater meters, industrial meters, small valves and instrumentation related to any of the foregoing meters, or any business substantially similar thereto, including owning or controlling any financial interest in any person, corporation, partnership, limited liability company, firm or other business entity which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto.

                  (ii) Consult with, advise or assist in any way, whether or not for consideration, any person, corporation, partnership, limited liability company, firm or other business entity which is now, becomes or may become a competitor of the Company in any material respect, including, but not limited to: advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any business transaction with any such competitor on other than on an arms' length basis.

                  (iii) Sell, assign or otherwise transfer, whether or not for consideration, any customer lists, product specifications or designs, internal memoranda, bills, receipts or any other form of business records or documents or other materials in any form (tangible or intangible) concerning the Company's business.

                  (iv) Disclose or cause to be disclosed to any person, corporation, partnership, limited liability company, firm or other business entity, any of the trade secrets, techniques, formulae or processes relating to the Company's business or any other information about the confidential affairs of such business (including information about its customers and employees) the secrecy of which is of value to the Company.



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                  (v) Engage in any practice the purpose of which is to evade the provisions of this covenant not to compete or commit any act which is detrimental to the successful continuation of the Company's business.

         (b) The parties agree that the geographic scope of this covenant not to compete shall extend worldwide.

         (c) The parties agree that the Company may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, limited liability company, firm or other business entity that purchases all or any part of the Company's business.

         (d) In the event of any breach of this covenant not to compete, the parties recognize that the remedies at law will be inadequate and that the Company shall be entitled to equitable remedies (including an injunction) and other such relief as a court of competent jurisdiction may deem appropriate.

         (e) In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant not to compete shall be reduced or curtailed to the extent necessary to render it enforceable.

9. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Belan:

                           Robert D. Belan
                           106 W. Vintage Drive
                           Mequon, WI  53092

                  If to the Company:

                           Badger Meter, Inc.
                           Attention:  President
                           4545 West Brown Deer Road
                           Milwaukee, Wisconsin 53233

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

10. Entire Agreement. Except for the KEEP, this Agreement supersedes all prior agreements or understandings between the parties with respect to the services to be provided by Belan to the Company and represents the entire agreement among the parties hereto with respect to such matter, and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein.

11. Headings. The headings set forth in this Agreement are provided for convenience only and shall not be considered a part of, or employed in the construction of, this Agreement.

12. Successors. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company. The term "successor" as used herein shall include any person, firm, corporation, or other business entity which at any time, by merger, consolidation, purchase or otherwise, acquires all or substantially all of the Company's capital stock, assets or business.

13. Amendment. This Agreement may not be released, discharged, abandoned, changed or amended in any manner except by a written instrument signed by the parties hereto.

14. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal law of the State of Wisconsin.




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15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of such together will constitute one and the same instrument.

16. Waiver. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  IN WITNESS WHEREOF, this Agreement has been executed effective as of the day and year first above written.

BADGER METER, INC.
("Company")


By:                                                                       (SEAL)
   -------------------------------------    -------------------------------
    James L. Forbes                         Robert D. Belan ("Belan")
    Chairman and Chief Executive Officer











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